Exhibit 21.1

Subsidiaries of Univar Inc.

Entity Name	Domestic Jurisdiction
Basic Chemical Solutions (Proprietary) Limited	South Africa
Bedford Insurance, Ltd.	Bermuda
Bedford Realty, LLC	Illinois
Briswim Ltd.	United Kingdom
BSC-Intertrade (China) Limited	Hong Kong
ChemPoint.com Inc.	Nevada
ChemPoint.com Singapore Pte Ltd	Singapore
ChemPoint.com-EMEA B.V.	Netherlands
Cravenhurst Properties Ltd	United Kingdom
Distrupol B.V.	Netherlands
Distrupol Ireland Limited	Ireland
Distrupol Limited	United Kingdom
Distrupol Nordic AB	Sweden
Ellis & Everard (Northern Ireland) Ltd.	United Kingdom
Ellis & Everard (Overseas) Ltd	United Kingdom
Ellis & Everard (UK Holdings) Ltd.	United Kingdom
Ellis & Everard Distribution Limited	United Kingdom
Ellis & Everard Finance	Ireland
Fiske Food Limited	United Kingdom
Hazardserv SA de CV	Mexico
Magnablend Holdings, Inc.	Delaware
Magnablend, Inc.	Texas
Marnic Limited	United Kingdom
Monaco Cayman Co.	Cayman Islands
Olympic Chemical Corporation	Washington
PMF Capital, LLC	Delaware
Quimicompuestos, SAPI de CV	Mexico
SCI Fonjac	France
SCI Jaquot	France
Servitas Calidad SA de CV	Mexico
Sistemas Ecologicos Para el control de Plagas SA de CV	Mexico
Transol Chemicals BV	Netherlands
Ulixes Limited	United Kingdom
Ulixes UKCOII Limited	United Kingdom
Univar (Hong Kong) Limited	Hong Kong
Univar (Ireland) Ltd.	Ireland
Univar A/S	Denmark
Univar AB	Sweden

Univar AG	Switzerland
Univar AS	Norway
Univar Asia-Pacific Holdings Pte Ltd	Singapore
Univar Australia Pty Ltd	Australia
Univar Belgium NV	Belgium
Univar Brasil Ltda.	Brazil
Univar BV	Netherlands
Univar Canada Ltd.	Alberta
Univar China B.V.	Netherlands
Univar China Ltd	China
Univar Czech sro	Czech Republic
Univar de Mexico, S.A. de C.V.	Mexico
Univar Delaware, Inc.	Delaware
Univar Distribution (Malaysia) Sdn Bhd	Malaysia
Univar Eastern Europe B.V.	Netherlands
Univar Egypt LLC	Egypt
Univar Europe Holdings B.V.	Netherlands
Univar Europe Limited	United Kingdom
Univar Foundation	Washington
Univar France B.V.	Netherlands
Univar France SNC	France
Univar GmbH	Germany
Univar Hellas EPE	Greece
Univar Holdco III LLC	Delaware
Univar Holdco LLC	Delaware
Univar Hungary Sales Limited Liability Co	Hungary
Univar Iberia SA	Portugal
Univar Iberia SA (Spain)	Spain
Univar Inc.	Delaware
Univar International B.V.	Netherlands
Univar International Holdings LLC	Delaware
Univar Kimya Sanayi ve Dıs Ticaret Limited Sirketi	Turkey
Univar Limited	United Kingdom
Univar Middle East-Africa FZE	Dubai
Univar Monaco Luxembourg S.a.r.l	Luxembourg
Univar Northern Europe B.V.	Netherlands
Univar OG BV	Netherlands
Univar Oy	Finland
Univar Poland Sp.zo.o	Poland
Univar SAS	France
Univar Services (PTY) Ltd.	South Africa

Univar Singapore PTE LTD	Singapore
Univar South-East Europe S.r.l.	Romania
Univar SpA	Italy
Univar Specialty Consumables Limited	United Kingdom
Univar Tunisia SARL	Tunisia
Univar UK Holdings Limited	United Kingdom
Univar UK Ltd.	United Kingdom
Univar USA Delaware, Inc.	Delaware
Univar USA Inc.	Washington
Univar Zwijndrecht N.V.	Netherlands
UnivarMEA SARL	Morocco
UVX Scandinavia AB	Sweden
Van Eyck Chemie NV	Belgium